Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
NRG Energy, Inc. Reports Third Quarter 2005 Results
•	Strong third quarter operational results driven by the Northeast region
•	Full year adjusted EBITDA guidance, before mark-to-market (MtM) adjustments, increased from $633 million to $700 million
•	Domestic MtM unrealized losses on hedges, before tax, for the 2005 third quarter of $173.2 million
•	Texas Genco acquisition approval process on track for first quarter 2006 close
•	Reliability-must-run (RMR) extension application filed regarding the Company’s Connecticut assets
Princeton, NJ; (November 7, 2005)—NRG Energy, Inc. (NYSE: NRG) today reported a net loss of ($26.9) million, or ($0.39) per diluted share for the quarter ended September 30, 2005 compared to net income of $54.2 million or $0.54 per diluted share for the same period last year. Net income for the nine months ended September 30, 2005 and 2004 totaled $19.6 million, or $0.07 per diluted share versus $167.5 million or $1.67 per diluted share. The decrease in the quarter and year-to-date results versus 2004 is primarily due to unrealized MtM accruals, which are economically neutral to the Company in that offsetting gains on underlying accrual positions will be recognized as power is delivered and the hedges settle (see Table1). The year-to-date results also include $51 million of non-cash expenses related to the reversal of 2004 MtM gains. These items were partially offset by the strong operating results from our Northeast assets due to higher energy prices and increased generation, the sale of surplus emission credits, and lower interest expense. Generation across the portfolio increased 17% as compared to the third quarter 2004, including a 42% increase in output from our Northeast region.
“Our stronger commercial results were underpinned by an operating performance that improved during the quarter and was particularly strong among our oil and gas plants in the Northeast,” said David Crane, NRG’s President and Chief Executive Officer. “While the sharp increase in electricity prices in the forward market led to mark-to-market losses on our forward hedge positions, I am pleased that our commercial results improved significantly this quarter on a year-on-year basis.”
Third Quarter and Year-to-Date 2005 Financial Highlights
•	42% increase in generation quarter over quarter from Northeast assets;
•	$263 million and $568 million of adjusted EBITDA for three and nine months ending September 30, 2005, respectively, before $173.2 million and $206.2 million of domestic realized MtM losses, respectively (see Tables A-3 and A-4);
•	$250 million accelerated share repurchase reducing our outstanding common shares by 6.3 million to 80.7 million, $250 million 3.625% convertible preferred issuance, and $229 million 8% note repurchase; and
•	51.9% net debt-to-total capital ratio at September 30, 2005 (see Table A-5).
Generation from our oil-fired and gas-fired assets increased significantly over 2004 and drove the overall Company’s generation improvement. Our oil-fired assets increased their generation 327% and 129% for the quarter and year-to-date, respectively, while our New York City gas-fired assets increased 92% and 96% for the quarter and year-to-date, respectively. Financial results realized by our Northeast assets improved with higher energy margins due to the steep rise in natural gas and power prices. Additionally, operating results for the quarter included $22 million of gains from emission credit sales, which represents a portion of our 2005 surplus position. Year-to-date debt repurchases of $645 million and the 2004 refinancing of our credit facility, drove interest expense lower versus last year by $20.3 million and $42.9 million for the quarter and year-to-date, respectively. These improvements were offset by higher purchased energy costs at South Central, changes to our asset portfolio due to the disposition of assets and expirations of contracts, and the unrealized MtM losses. Operating and maintenance expense was flat quarter over quarter and $27 million higher year-to-date due to an increased number of planned outages this year versus 2004.
The fuel and energy markets in which the Company transacts, at times experience significant volatility. During the first half of this year, the Company entered into financial transactions to lock in forward prices for a significant portion of its expected power generation for the balance of 2005 and calendar year 2006. While all of these transactions are economic hedges of the portfolio, 70% of our current portfolio of forward sales are afforded hedge accounting treatment. During the third quarter, the forward prices for power rose sharply along with the price movements of natural gas. As a result of prices rising above the levels at which the forward sales were put in place, the MtM for a portion of the hedges is recorded in operating results at September 30, 2005. Additionally, our hedging activity requires cash and letter of credit collateral support when prices rise above the hedged prices. Collateral supporting our trading activity was $759 million at September 30, 2005. The scheduled settlement of the underlying hedges and the reversal of the MtM losses to income and the return of collateral over the coming quarters are provided in Table 1.
Table 1: Estimated Roll-off Schedule of Domestic Unrealized Pretax (Losses) and Collateral as of September 30, 2005

	9 mos
	ended						2007 &
($in millions)	9/30/05	Q4 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006	beyond	Total
Reversal of Unrealized MtM losses	($8.5)	($42.2)	($78.3)	($22.9)	($35.5)	($9.4)	($9.4)	($206.2)
Return of Cash and LOC Collateral	—	$165.9	$273.4	$105.1	$117.6	$61.8	$35.2	$758.9
For 2007 and beyond, we expect to utilize hedging strategies that are option-based with a goal of establishing a floor on earnings, leaving upside market participation, minimizing MtM swings and optimizing collateral support of our hedging program. For 2007, we already have locked in a floor on 30% of our projected on-peak coal generation at current forward prices while preserving the majority of the Company’s ability to benefit from further upward movement in northeastern electricity prices.
“The coordinated transactions we recently entered into with respect to our 2007 position are indicative of the broader array of tools we intend to use to forward hedge our baseload assets while preserving the ability of those assets to benefit from the upside in commodity prices,” said Crane.

Regional Segment Review of Results
Table 2: Three Months Income from Continuing Operations before Taxes and Adjusted EBITDA by region

($in millions)	Income from Continuing				Adjusted EBITDA
	Operations before Taxes

Three months ending	9/30/05		9/30/04		9/30/05	9/30/04

Northeast (1)	$4.1		$87.8		$25.1	$109.5
South Central	$(8.4)		$14.4		$5.7	$30.4
Australia	$2.3		$2.3		$14.4	$9.0
Western	$6.0		$18.2		$6.0	$47.2
Other North America	$(1.0)		$(19.0)		$7.2	$38.5
Other International	$22.9		$26.7		$24.7	$34.1
Alternative Energy, Non-generation, and Other	$(54.1	)(2)	$(72.5	)(3)	$6.7	$2.2

Total	$(28.2)		$57.9		$89.8	$270.9

(1)	Includes MtM loss of $172.4 million and $4.8 million in 2005 and 2004, respectively.

(2)	Includes interest expense of $34.7 million and interest income.

(3)	Includes interest expense of $79.1 million and interest income.
Table 3: Nine Months Income from Continuing Operations before Taxes and Adjusted EBITDA by region

($in millions)	Income from Continuing				Adjusted EBITDA
	Operations before Taxes

Nine months ending	9/30/05		9/30/04		9/30/05	9/30/04

Northeast (1)	$75.9		$231.5		$138.4	$303.5
South Central	$(5.9)		$42.3		$39.4	$92.0
Australia	$18.8		$10.4		$49.8	$60.2
Western	$15.2		$42.8		$15.6	$135.5
Other North America	$(13.7)		$(31.6)		$8.6	$67.4
Other International	$91.4		$67.3		$74.0	$72.4
Alternative Energy, Non-generation, and Other	$(153.5	)(2)	$(155.4	)(3)	$36.4	$25.7

Total	$28.2		$207.3		$362.2	$756.7

(1)	Includes MtM loss of $205.8 million and $0.6 million in 2005 and 2004, respectively.

(2)	Includes interest expense of $124.2 million and interest income.

(3)	Includes interest expense of $171.7 million, the $38.5 million CL&P settlement and interest income.
Northeast: Our New York City gas-fired assets and dual fuel-fired assets across the region were able to take advantage of higher average power prices, and improved spark and liquid spreads. Excluding the MtM losses of $172.4 million and $205.8 million for the three and nine months ended September 30, 2005, respectively, this region showed a favorable increase versus 2004. This was due to a steep increase in power prices and a 42% increase in generation. With respect to 2006 and beyond, on November 1, 2005, the Company filed an application for the extension of the reliability-must-run status of its Middletown, Montville, and Devon (Connecticut) plants with the Federal Energy Regulatory Commission (FERC). The Company expects FERC to act upon the application within 60 days.

South Central: Due to hotter than normal weather in the third quarter, coop and long term customer load demand was strong with 2.7 million megawatt hours delivered to customers, an increase of 9.5% over 2004. Consequently, South Central was required to purchase more energy to meet its contract load requirements. With on-peak power prices 85.7% higher coupled with increased demand and higher forced outage rates versus the third quarter of 2004, South Central incurred $58.4 million more in purchased energy costs. The quarter-on-quarter results also reflect the impact of third quarter 2004’s mild weather, which generally provided favorable financial results for South Central.
Australia: Generation was higher by 2.9% due to increased output from Playford and an outage in the third quarter of 2004. Higher maintenance cost at the Playford station, and lower pool prices this quarter versus the third quarter of 2004 offset this increase. For the nine months ended September 30, 2005, the region experienced unseasonably mild weather and weak pool prices in the first quarter which drove the unfavorable results versus last year. Higher generation helped offset weak pool prices, with generation increasing 5.0% over generation levels from the first nine months of 2004.
Western: Lower results are primarily attributable to the expirations at the end of 2004 of the California Department of Water Resources (CDWR) contract and the Red Bluff RMR agreement. With respect to 2006, WCP has been notified by the California Independent System Operator (CAISO) that effective January 1, 2006, Encina unit 4 and El Segundo units 3 and 4 will not be relisted as RMR qualifying facilities. A tolling agreement for the total capacity of the El Segundo plant has been executed with a major load serving entity for the period May 2006 through April 2008. With the loss of RMR designation, the CAISO no longer has the right to call on the facility as a reliability resource. The Red Bluff and Chowchilla facilities have received capacity contracts for the period April 1, 2006 through December 31, 2007.
Liquidity and Capital Resources
Liquidity at September 30, 2005 decreased 44% and 56% from June 30, 2005 and December 31, 2004, respectively. The decreases were primarily attributable to:
•	$645 million in par value debt repurchased year-to-date

•	$250 million of stock repurchased during the third quarter

•	$598.1 million in cash collateral posted during 2005 bringing total cash collateral to $631.4 million
These declines were partially offset by the issuance of $250 million of perpetual preferred shares and $105.2 million of asset sale proceeds and cash flow from operations.
Table 4: Corporate Liquidity

($ in millions)	9/30/05	6/30/05[1]	12/31/04[1]

Unrestricted Cash:
Domestic	$409	$493	$921
International	95	330	189
Restricted Cash:
Domestic	73	66	54
International	19	21	59

Total Cash	$596	$910	$1,223
Letter of Credit	23	172	193
Availability
Revolver Availability	70	150	150

Total Current Liquidity	$689	$1,232	$1,566

[1]	These amounts have not been reclassified for discontinued operations.

Texas Genco Transaction:
As previously announced, on September 30, 2005, we entered into an agreement to purchase Texas Genco for a total purchase price of approximately $5.8 billion for the stock of Texas Genco which includes the assumption by the Company of approximately $2.5 billion of indebtedness. The Company expects to finance the acquisition and refinance the $2.5 billion in debt assumed in the acquisition through a combination of a new senior secured credit facility, an unsecured high yield notes offering and the sale of common and preferred equity securities in the public markets.
Since announcing the planned acquisition of Texas Genco, the Company and Texas Genco filed an application with the Nuclear Regulatory Commission seeking consent to the indirect transfer of control of Texas Genco’s 44% ownership interest in the South Texas Nuclear Project. Applications for approval of the acquisition also have been filed with FERC in accordance with Federal Power Act, the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Public Utility Commission of Texas has been notified. The Company continues to work toward a first quarter 2006 transaction close date.
Outlook
The Company expects the high and volatile commodity price environment that has existed over the past several months as the direct or indirect result of extreme weather, production disruptions in the Gulf of Mexico and the general tightening of the supply-demand balance for wholesale electricity across all of our domestic regions to persist for the balance of 2005 and into 2006. As a result of the generally projected positive impact of these external factors on the unhedged portion of our domestic portfolio, and our success in achieving our 2005 internal financial objectives from FORNRG, we are increasing our full-year 2005 guidance for adjusted EBITDA (excluding MtM) from $633 million to $700 million. In addition, due to the impact of the $426 million in collateral postings during the third quarter, we are modifying our full-year 2005 cash flow from operations guidance from $419 million to $109 million (see Table 5).
Table 5: 2005 Reconciliation of Adjusted EBITDA Guidance ($ in million)

	August 2005	November 2005
	guidance[1]	guidance[1]
Adjusted EBITDA, net of MtM	$633	$700
Add back domestic unrealized MtM losses	33	$156

Adjusted EBITDA with MtM losses	$600	$544
Interest Payments	(225)	(235)
Income Tax	(13)	(14)
Other Funds Used by Operations	104	221
Working Capital Changes	(47)	(407)

Cash flow from Operations	$419	$109

[1]	EBITDA guidance includes $51 million of non-cash expenses related to the reversal of 2004 MtM gains.
Earnings Conference Call
On November 7, 2005, NRG will host a conference call at 9:00 a.m. eastern to discuss these results. To access the live webcast and accompanying slide presentation, log on to NRG’s website at http://www.nrgenergy.com and click on “Investors.” To participate in the call, dial 877.407.8035. International callers should dial 201.689.8035. Participants should dial in or log on approximately five minutes prior to the scheduled start time.

The call will be available for replay shortly after completion of the live event on the “Investors” section of the NRG website.
About NRG
NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the Northeast, South Central and Western regions of the United States. Its operations include baseload, intermediate, peaking, and cogeneration facilities, thermal energy production and energy resource recovery facilities. NRG also has ownership interests in international generating facilities in Australia and Germany.
Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, expected earnings, future growth and financial performance, expected benefits, results and timing of the Texas Genco acquisition, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets and related government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, our ability to convert facilities to use western coal successfully, adverse results in current and future litigation, the inability to implement value enhancing improvements to plant operations and company-wide processes and the timing of and the ability to complete the Texas Genco acquisition and failure to realize expected benefits of the acquisition.
NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The adjusted EBITDA guidance is an estimate as of today’s date, November 7, 2005 and is based on assumptions believed to be reasonable as of this date. NRG expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.
# # #
More information on NRG is available at www.nrgenergy.com
Contacts:

Meredith Moore	Nahla Azmy
Media Relations	Investor Relations
609.524.4522	609.524.4526

Jay Mandel	Katy Sullivan
Media Relations	Investor Relations
609.524.4525	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Nine Months
	Ended		Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
	(In thousands, except for per share amounts)
Operating Revenues
Revenues from majority-owned operations	$765,316	$604,632	$1,942,828	$1,770,669

Operating Costs and Expenses
Cost of majority-owned operations	668,373	379,855	1,555,737	1,112,479
Depreciation and amortization	48,802	51,060	144,317	158,603
General, administrative and development	47,185	54,031	149,641	135,673
Other charges	—	—	—	—
Corporate relocation charges	1,740	5,713	5,651	12,474
Reorganization items	—	(5,245)	—	(1,656)
Impairment charges	6,000	40,507	6,223	42,183

Total operating costs and expenses	772,100	525,921	1,861,569	1,459,756

Operating Income/(Expense)	(6,784)	78,711	81,259	310,913

Other Income (Expense)
Minority interest in earnings of consolidated subsidiaries	(13)	(18)	(36)	(18)
Equity in earnings of unconsolidated affiliates	29,077	53,373	82,501	117,187
Write downs and gains/(losses) on sales of equity method investments	4,333	(13,524)	15,894	(14,057)
Other income, net	9,956	5,478	43,208	17,145
Refinancing expense	(19,012)	—	(44,036)	(30,417)
Interest expense	(45,791)	(66,110)	(150,598)	(193,463)

Total other expense	(21,450)	(20,801)	(53,067)	(103,623)

Income/(Loss) From Continuing Operations Before Income Taxes	(28,234)	57,910	28,192	207,290
Income Tax Expense	8,511	14,559	21,201	65,136

Income/(Loss) From Continuing Operations	(36,745)	43,351	6,991	142,154
Income from discontinued operations, net of income taxes	9,864	10,870	12,612	25,326

Net Income/(Loss)	(26,881)	54,221	19,603	167,480
Preference stock dividends	4,200	—	12,272	—

Income/(Loss) Available for Common Stockholders	$(31,081)	$54,221	$7,331	$167,480

Weighted Average Number of Common Shares Outstanding — Basic	83,529	100,101	85,860	100,066
Income/(Loss) From Continuing Operations per Weighted Average Common Share — Basic	$(0.51)	$0.43	$(0.08)	$1.42
Income From Discontinued Operations per Weighted Average Common Share — Basic	0.12	0.11	0.15	0.25

Income/(Loss) Available for Common Stockholders per Weighted Average Common Share — Basic	$(0.39)	$0.54	$0.07	$1.67

Weighted Average Number of Common Shares Outstanding — Diluted	83,529	100,616	85,860	100,328
Income/(Loss) From Continuing Operations per Weighted Average Common Share — Diluted	$(0.51)	$0.43	$(0.08)	$1.42
Income From Discontinued Operations per Weighted Average Common Share — Diluted	0.12	0.11	0.15	0.25

Income/(Loss) Available for Common Stockholders per Weighted Average Common Share — Diluted	$(0.39)	$0.54	$0.07	$1.67

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
	(unaudited)
	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$504,336	$1,103,678
Restricted cash	91,508	109,633
Accounts receivable, less allowance for doubtful accounts of $3,280 and $6,591	308,839	269,611
Current portion of notes receivable	24,934	85,447
Income taxes receivable	31,237	37,484
Inventory	203,547	248,010
Derivative instruments valuation	451,545	79,759
Prepayments and other current assets	129,289	135,520
Collateral on deposit in support of energy risk management activities	631,436	33,325
Deferred income taxes	44,832	—
Current assets — discontinued operations	—	15,821

Total current assets	2,421,503	2,118,288

Property, plant and equipment, net of accumulated depreciation of $346,886 and $205,928	3,226,714	3,329,000

Other Assets
Equity investments in affiliates	651,412	734,950
Notes receivable, less current portion, less reserve for uncollectible notes of $0 and $8,196	712,020	804,450
Intangible assets, net	268,897	294,350
Derivative instruments valuation	31,973	41,787
Funded letter of credit	350,000	350,000
Other non-current assets	132,848	111,574
Non-current assets — discontinued operations	—	45,884

Total other assets	2,147,150	2,382,995

Total Assets	$7,795,367	$7,830,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$176,024	$511,258
Accounts payable	152,968	171,722
Derivative instruments valuation	973,143	16,772
Deferred income taxes	—	334
Other bankruptcy settlement	175,945	175,576
Accrued expenses and other current liabilities	389,396	209,367
Current liabilities — discontinued operations	—	2,912

Total current liabilities	1,867,476	1,087,941

Other Liabilities
Long-term debt and capital leases	2,866,374	3,212,596
Deferred income taxes	103,199	134,580
Derivative instruments valuation	198,554	148,445
Out-of-market contracts	302,639	318,664
Other non-current liabilities	190,897	187,438
Non-current liabilities — discontinued operations	—	47,759

Total non-current liabilities	3,661,663	4,049,482

Total Liabilities	5,529,139	5,137,423
Minority Interest	869	696
3.625% Convertible Perpetual Preferred Stock; $.01 par value; 10,000,000 shares authorized, 250,000 shares issued and outstanding (at liquidation value, net of issuance costs)	246,191	—
Commitments and Contingencies
Stockholders’ Equity
4% Convertible Perpetual Preferred Stock; $.01 par value; 10,000,000 shares authorized, 420,000 issued and outstanding (at liquidation value, net of issuance costs)	406,155	406,359
Common Stock; $.01 par value; 500,000,000 shares authorized; 80,701,198 and 87,041,935 outstanding	1,000	1,000
Additional paid-in capital	2,427,322	2,417,021
Retained earnings	203,973	196,642
Less treasury stock, at cost — 19,346,788 and 13,000,000 shares	(663,529)	(405,312)
Accumulated other comprehensive income/(loss)	(355,753)	76,454

Total stockholders’ equity	2,019,168	2,692,164

Total Liabilities and Stockholders’ Equity	$7,795,367	$7,830,283

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2005	2004
	(In thousands)
Cash Flows from Operating Activities
Net income	$19,603	$167,480
Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Distributions in excess of/(less than) equity in earnings of unconsolidated affiliates	1,100	(13,703)
Depreciation and amortization	145,076	164,872
Reserve for note and interest receivable	(98)	4,572
Amortization of debt issuance costs and debt discount	7,651	22,813
Write-off of deferred financing costs/(debt premium)	(7,701)	15,312
Deferred income taxes	(53,605)	67,655
Minority interest	899	1,961
Unrealized (gains)/losses on derivatives	252,256	(33,232)
Asset impairment	6,223	42,183
Write downs and (gains)/losses on sales of equity method investments	(15,894)	14,057
Gain on TermoRio settlement	(13,532)	—
Gain on sale of discontinued operations	(10,735)	(29,924)
Amortization of power contracts and emission credits	16,118	42,822
Amortization of unearned equity compensation	8,404	10,533
Collateral deposit payments in support of energy risk management activities	(598,111)	(28,783)
Cash (used)/provided by changes in other working capital, net of disposition affects	128,544	146,803

Net Cash (Used)/Provided by Operating Activities	(113,802)	595,421

Cash Flows from Investing Activities
Proceeds on sale of equity method investments	69,575	29,693
Proceeds on sale of discontinued operations	35,658	246,498
Return of capital from (investments in) equity method investments and projects	1,333	(672)
Decrease in notes receivable, net	100,354	36,609
Capital expenditures	(45,518)	(78,293)
Increase/(decrease) in restricted cash and trust funds, net	17,915	(23,029)

Net Cash Provided by Investing Activities	179,317	210,806

Cash Flows from Financing Activities
Payment of dividends to preferred stockholders	(12,272)	—
Repayment of minority interest obligations	(3,581)	—
Accelerated share repurchase payment, net	(250,717)	—
Issuance of 3.625% Preferred Stock, net	246,126	—
Deferred debt issuance costs	(1,539)	(8,497)
Issuance expense of 4% Preferred Stock	(204)	—
Net borrowings under revolving credit facility	80,000	—
Proceeds from issuance of long-term debt, net	249,139	531,207
Principal payments on short and long-term debt	(979,379)	(750,343)

Net Cash Used by Financing Activities	(672,427)	(227,633)

Change in Cash from Discontinued Operations	8,051	(26,486)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(481)	(2,507)

Net Increase (Decrease) in Cash and Cash Equivalents	(599,342)	549,601
Cash and Cash Equivalents at Beginning of Period	1,103,678	549,181

Cash and Cash Equivalents at End of Period	$504,336	$1,098,782

NRG ENERGY, INC. AND SUBSIDIARIES
Reconciliation of NonGAAP Financial Measures
Appendix Table A-1: Adjusted Net Income Reconciliation
The following table summarizes the calculation of adjusted net income and provides a reconciliation to GAAP net income/(loss), including per share amounts.

	Three Months Ended		Three Months Ended
				Diluted
(Dollars in thousands, except per share amounts)	09/30/2005	Diluted EPS	09/30/2004	EPS

Net Income (Loss)	$(26,881)	$(0.39)	$54,221	$0.54
Plus:
Income from discontinued operations, net of tax	(9,864)	(0.12)	(10,870)	(0.11)
Corporate relocation charges, net of tax	1,052	0.01	3,454	0.03
Reorganization items, net of tax	—	—	(3,171)	(0.03)
Impairment charge, net of tax	3,627	0.04	24,486	0.24
Write down of note receivable, net of tax	—	—	2,764	0.03
Write downs and (gains)/losses on sales of equity method investments, net of tax	(2,619)	(0.03)	8,175	0.08

Adjusted Net Income (Loss)	$(34,685)	$(0.48)	$79,059	$0.79
Note: Diluted EPS in 2005 is after adjusting for preferred stock dividends
Appendix Table A-2: Adjusted Net Income Reconciliation
The following table summarizes the calculation of adjusted net income and provides a reconciliation to GAAP net income/(loss), including per share amounts.

	Nine Months Ended		Nine Months Ended
				Diluted
(Dollars in thousands, except per share amounts)	09/30/2005	Diluted EPS	09/30/2004	EPS

Net Income	$19,603	$0.07	$167,480	$1.67
Plus:
Income from discontinued operations, net of tax	(12,612)	(0.15)	(25,326)	(0.25)
Corporate relocation charges, net of tax	3,416	0.04	7,541	0.08
Reorganization items, net of tax	—	—	(1,001)	(0.01)
Impairment charges, net of tax	3,762	0.04	25,500	0.25
FERC-authorized settlement with CL&P, net of tax	—	—	(23,279)	(0.23)
Proceeds received on Crockett contingency, net of tax	(2,138)	(0.02)	—	—
Gain on TermoRio settlement, net of tax	(8,180)	(0.10)	—	—
Write down of note receivable, net of tax	—	—	2,764	0.03
Write downs and (gains)/losses on sales of equity method investments, net of tax	(2,811)	(0.03)	8,497	0.08

Adjusted Net Income (Loss)	$1,040	$(0.15)	$162,176	$1.62
Note: Diluted EPS in 2005 is after adjusting for preferred stock dividends

Appendix Table A-3: Three Month EBITDA Reconciliation
The following table summarizes the calculation of EBITDA and provides a reconciliation to net income/(loss):

	Three Months Ended	Three Months Ended
	09/30/2005	09/30/2004
Net Income (Loss):	$(26,881)	$54,221
Plus:
Income Tax Expense	8,511	14,559
Interest Expense	43,191	60,312
Amortization and Write Downs of Finance Costs	1,372	2,380
Amortization of Debt Discount/Premium	1,228	3,418
Refinancing Expense	19,012	—
Depreciation Expense	48,802	51,060
WCP CDWR Contract Amortization	—	28,098
Amortization of Power Contracts	(2,337)	3,715
Amortization of Emission Credits	3,318	4,920

EBITDA	96,216	222,683
Income from Discontinued Operations	(9,864)	(10,870)
Corporate Relocation Charges	1,740	5,713
Reorganization items	—	(5,245)
Impairment charges	6,000	40,507
Write down of Note Receivable	—	4,572
Write Downs, (Gain)/Loss on Sales of Equity Investments	(4,333)	13,524

Adjusted EBITDA	$89,759	$270,884
Appendix Table A-4: Nine Month EBITDA Reconciliation
The following table summarizes the calculation of EBITDA and provides a reconciliation to net income/(loss):

	Nine Months Ended	Nine Months Ended
	09/30/2005	09/30/2004
Net Income (Loss):	$19,603	$167,480
Plus:
Income Tax Expense	21,201	65,136
Interest Expense	143,062	175,825
Amortization and Write Downs of Finance Costs	4,220	6,917
Amortization of Debt Discount/Premium	3,316	10,721
Refinancing Expenses	44,036	30,417
Depreciation Expense	144,317	158,603
WCP CDWR Contract Amortization	—	89,704
Amortization of Power Contracts	6,485	29,294
Amortization of Emission Credits	9,634	14,838

EBITDA	395,874	748,935
Income from Discontinued Operations	(12,612)	(25,326)
Corporate Relocation Charges	5,651	12,474
Reorganization items	—	(1,656)
Impairment charges	6,223	42,183
FERC-authorized Settlement with CL&P	—	(38,509)
Gain on Crockett	(3,536)	—
Gain on TermoRio Settlement	(13,532)	—
Write down of Note Receivable	—	4,572
Write Downs, (Gain)/Loss on Sales of Equity Investments	(15,894)	14,057

Adjusted EBITDA	$362,174	$756,730

Appendix Table A-5: Net Debt to Capital Reconciliation
The following table summarizes the calculation of Net Debt to Capital:

Numerator	Gross Debt	$3,042,398
	Total Cash	595,844

	Net Debt	2,446,554
Denominator	Net Debt	2,446,554
	Mezzanine Preferred	246,191
	Book Value of Equity	2,019,168

	Capital	4,711,913
Net Debt to Capital		51.9%
Appendix Table A-6: Third Quarter 2005 Regional EBITDA Reconciliation
The following table summarizes the calculation of EBITDA and provides a reconciliation to net income/(loss):

		South		Other		Other	Alt.
Three months ending September 30, 2005	Northeast	Central	Western	NA	Australia	Int'l	Energy	Non-Gen	Corp

Net Income (Loss):	4,157	(8,352)	5,941	(2,608)	2,296	17,255	11,731	10,167	(67,468)
Plus:
Income Tax Expense/(Benefit)	14	—	45	709	(41)	5,606	424	1,527	227
Interest Expense	(23)	1,742	—	3,640	2,897	948	52	2,192	31,743
Amortization and Write Downs of Finance Costs	—	—	—	—	22	—	—	5	1,345
Amortization of Debt (Discount)/Premium	—	607	—	1,232	—	—	—	(230)	(381)
Debt Extinguishment	—	—	—	—	—	—	—	—	19,012
Depreciation Expense	18,643	15,284	30	1,670	7,117	906	1.320	2,744	1,088
Amortization of Power Contract	—	(4,521)	—	—	2,123	—	—	61	—
Amortization of Emission Credits	2.341	977	—	—	—	—	—	—	—
EBITDA	$25,132	$5,737	$6,016	$4,643	$14,414	$24,715	$13,527	$16,466	$(14,434)
Income from Discontinued Operations	—	—	—	871	—	—	(10,735)	—	—
Corporate Relocation charges	6	4	—	—	—	—	—	—	1,730
Impairment charges	—	—	—	6,000	—	—	—	—	—
Write Down and (Gain)/Losses on Sales of Equity Method Investments	—	—	—	(4,333)	—	—	—	—	—
Adjusted EBITDA	$25,138	$5,741	$6,016	$7,181	$14,414	$24,715	$2,792	$16,466	$(12,704)

Appendix Table A-7: Third Quarter 2004 Regional EBITDA Reconciliation
The following table summarizes the calculation of EBITDA and provides a reconciliation to net income/(loss):

		South		Other		Other
Three months ending September 30, 2004	Northeast	Central	Western	NA	Australia	Int'l	Alt. Energy	Non-Gen	Corp

Net Income (Loss):	87,821	14,407	18,425	(7,702)	4,117	24,244	3,181	4,040	(94,312)
Plus:
Income Tax Expense/(Benefit)	—	—	(245)	384	(1,861)	2,422	(2,028)	3,410	12,477
Interest Expense	35	1,716	—	7,652	(2,966)	6,712	398	2,311	44,454
Amortization and Write Downs of Finance Costs	—	—	—	—	—	—	—	—	2,380
Amortization of Debt Discount/Premium	—	636	—	3,936	(308)	—	(2)	(260)	(584)
Refinancing Expenses	—	—	—	—	—	—	—	—	—
Depreciation Expense	18,190	15,658	197	5,005	5,179	732	1,301	2,717	2,081
WCP CDWR Contract Amortization	—	—	28,098	—	—	—	—	—	—
Amortization of Power Contract	—	(4,333)	763	2,199	4,872	—	—	214	—
Amortization of Emission Credits	3,325	1,595	—	—	—	—	—	—	—
EBITDA	$109,371	$29,679	$47,238	$11,474	$9,033	$34,110	$2,850	$12,432	$(33,504)
Income from Discontinued Operations	—	—	—	(11,724)	—	—	(3,540)	—	4,394
Corporate Relocation charges	3	—	—	—	—	—	—	—	5,710
Reorganization items	(134)	11	—	(34)	—	—	—	272	(5,360)
Impairment charges	247	740	—	24,520	—	—	—	—	15,000
Bad Debt Expense	—	—	—	4,572	—	—	—	—	—
Write Downs and (Gain)/Loss on Sales of Equity Investments	—	—	—	9,694	—	—	3,830	—	—
Adjusted EBITDA	$109,487	$30,430	$47,238	$38,502	$9,033	$34,110	$3,140	$12,704	$(13,760)
Appendix Table A-8: Nine Months 2005 Regional EBITDA Reconciliation
The following table summarizes the calculation of EBITDA and provides a reconciliation to net income/(loss):

		South		Other		Other	Alt.
Nine months ending September 30, 2005	Northeast	Central	Western	NA	Australia	Int'l	Energy	Non-Gen	Corp

Net Income (Loss):	75,897	(5,863)	15,109	(13,734)	16,689	77,961	15,389	17,703	(179,548)
Plus:
Income Tax Expense	14	—	70	1,864	2,089	13,389	840	2,080	855
Interest Expense	73	5,226	—	10,707	9,572	5,180	215	6,697	105,392
Amortization and Write Downs of Finance Costs	—	—	—	—	50	—	—	15	4,155
Amortization of Debt Discount/Premium	—	1,807	—	3,664	(193)	—	—	(696)	(1,266)
Refinancing Expense	—	—	—	—	(9,783)	—	—	—	53,819
Depreciation Expense	55,834	45,511	425	5,014	19,829	2,560	3,954	8,223	2,967
Amortization of Power Contract	—	(10,419)	—	4,862	11,553	—	—	489	—
Amortization of Emission Credits	6,554	3,080	—	—	—	—	—	—	—
EBITDA	$138,372	$39,342	$15,604	$12,377	$49,806	$99,090	$20,398	$34,511	$(13,626)
Income from Discontinued Operations	—	—	—	(1,877)	—	—	(10,735)	—	—
Corporate Relocation charges	18	6	—	—	—	—	—	—	5,627
Impairment charges	—	—	—	6,000	—	—	223	—	—
Gain on TermoRio	—	—	—	—	—	(13,532)	—	—	—
Gain on Crockett	—	—	—	(3,536)	—	—	—	—	—
Write Down and (Gains)/ Losses on Sales of Equity Method Investments	—	—	—	(4,333)	—	(11,561)	—	—	—
Adjusted EBITDA	$138,390	$39,348	$15,604	$8,631	$49,806	$73,997	$9,886	$34,511	$(7,999)
Appendix Table A-9: Nine Months 2004 Regional EBITDA Reconciliation
The following table summarizes the calculation of EBITDA and provides a reconciliation to net income/(loss):

		South		Other		Other
Nine months ending September 30, 2004	Northeast	Central	Western	NA	Australia	Int'l	Alt. Energy	Non-Gen	Corp

Net Income (Loss):	231,479	42,278	42,688	(17,983)	12,345	67,768	7,456	56,477	(275,028)
Plus:
Income Tax Expense/(Benefit)	—	—	92	1,103	(1,967)	11,872	(2,020)	4,036	52,020
Interest Expense	713	4,096	3	22,908	8,340	3,053	414	7,227	129,071
Amortization and Write Downs of Finance Costs	—	—	—	—	—	—	—	—	6,917
Amortization of Debt (Discount)/Premium	—	1,901	—	11,824	(669)	—	(10)	(815)	(1,510)
Refinancing expense	—	—	—	—	—	—	—	—	30,417
Depreciation Expense	54,101	47,192	602	18,915	17,190	2,069	3.979	8,570	5,985
WCP CDWR contract amortization	—	—	89,704	—	—	—	—	—	—
Amortization of power contract	6,374	(10,993)	2,407	7,182	23,682	—	—	642	—
Amortization of emission credits	10,352	4,486	—	—	—	—	—	—	—
EBITDA	$303,019	$88,960	$135,496	$43,949	$58,921	$84,762	$9,819	$76,137	$(52,128)
(Income)/ Loss from discontinued operations	—	—	—	(14,699)	—	(12,357)	(2,663)	—	4,393
Corporate Relocation Charges	3	1	—	—	—	—	—	—	12,469
Reorganization Items	215	664	—	117	—	—	—	432	(3,083)
Impairment charges	247	2,416	—	24,520	—	—	—	—	15,000
Bad debt expense	—	—	—	4,572	—	—	—	—	—
FERC-authorized settlement with CL&P	—	—	—	—	—	—	—	(38,509)	—
Write Downs, (Gain)/Loss on Sales of Equity Investments	—	—	—	8,959	1,268	—	3.830	—	—
Adjusted EBITDA	$303,484	$92,041	$135,496	$67,418	$60,189	$72,405	$10,986	$38,060	$(23,349)
EBITDA, Adjusted EBITDA and adjusted net income are nonGAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA and adjusted net income should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.
Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for reorganization, restructuring, impairment and corporate relocation charges, discontinued operations, and write downs and gains or losses on the sales of equity method investments; factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Similar to Adjusted EBITDA, Adjusted net income represents net income adjusted for reorganization, restructuring, impairment and corporate relocation charges, discontinued operations, and write downs and gains or losses on the sales of equity method investments; factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. In addition, in evaluating adjusted net income, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.